Exhibit 10.13
Mirion Technologies, Inc.
Amended and Restated 2006 Stock Plan
Effective as of ______________

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(a) Term of the Plan	11
(b) Right to Amend or Terminate the Plan	11
(c) Effect of Amendment or Termination.	11
SECTION 10. DEFINITIONS.	11
SECTION 11. MISCELLANEOUS.	14

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Mirion Technologies, Inc.
Amended and Restated 2006 Stock Plan (Effective upon IPO)
Section 1. PURPOSE. This Plan provides for the grant of equity-based awards. The purpose of this Plan is to attract and retain the best available personnel, to provide additional incentive to persons who provide services to the Company or its affiliates and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 11.
Section 2. ADMINISTRATION.
     (a) Committees. The Plan shall be administered by the Board of Directors or, at its election, by one or more Committees consisting of one or more members who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Directors, and any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has delegated the relevant function. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. If the Board in its discretion deems it advisable, the Board may provide that the Committee may consist solely of two or more “Outside Directors” as defined in the regulations under Section 162(m) of the Code and/or solely of two or more “Non-Employee Directors” as defined in Rule 16b-3.
     (b) Authority of the Board of Directors. The Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan, including a review of any decision, interpretation or other action by a Committee. All decisions, interpretations and other actions of the Board of Directors or, if applicable, any Committee shall be final and binding on all Participants and other persons deriving their rights from a Participant. Without limiting the generality of the foregoing, the Board of Directors may, in its sole discretion, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, accelerate vesting or exercisability of Awards, extend the term or period of exercisability of any Awards, modify the Purchase Price or Exercise Price under any Award (directly or indirectly), or waive any terms or conditions applicable to any Award; provided, however, that no action taken by the Board of Directors shall adversely affect in any material respect the rights granted to any Participant under any outstanding Award without the Participant’s written consent.
Section 3. STOCK SUBJECT TO PLAN.
     (a) Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan shall not exceed 225,000 Shares, including Shares issued since the original adoption of the Plan.
     (b) Additional Shares. In the event that any outstanding Award expires, is cancelled or otherwise terminated, the Shares allocated to the expired, cancelled or terminated portion of such Award shall again be available for purposes of the Plan. In the event that any Shares covered by an Award are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted.
     (c) Acquisitions. In connection with the acquisition of any business by the Company or any of its affiliates, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Board of Directors determines. Any Shares underlying any grant, award or sale pursuant to any such acquisition shall be disregarded for purposes of applying and shall not reduce the number of Shares available under Section 3(a) above.
     (d) Section 162(m) Limitation. Subject to the provisions in Section 8 below relating to adjustments upon changes in the Shares, no Employee shall be eligible to be granted Options or stock appreciation rights covering more than 50,000 Shares during any calendar year.
Section 4. GENERAL TERMS.
     (a) Eligibility. The Board of Directors or any committee designated thereby is authorized to grant Awards to Employees, Directors and Consultants. Only Employees may be granted Incentive Stock Options.
     (b) Nontransferability. Except as otherwise approved by the Committee, no Award may be transferred, assigned, pledged or hypothecated by any Participant during the Participant’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process, except by beneficiary designation, will or the laws of descent and distribution. Subject to the limitations contained in this Section, an Option or other right to acquire Shares under the Plan may be exercised during the lifetime of the Participant only by the Participant or by the Participant’s guardian or legal representative.
     (c) Withholding Requirements. As a condition to the receipt of any Award or the issuance of any Shares with respect to any Award, as applicable, a Participant shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding obligations that may arise in connection with such receipt or purchase. The Company shall have the right and is hereby authorized to withhold from any Award or from any compensation or other amount owing to a Participant, the amount of any applicable withholding taxes in respect of any Award, its exercise or any payment or transfer under an Award.
     (d) No Retention Rights. Nothing in the Plan or in any award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.
Section 5. OPTIONS.
     (a) Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements entered into under the Plan need not be identical. Unless otherwise specified by the Committee, all Options granted under the Plan shall be Nonstatutory Options.
     (b) Number of Shares. Each Award Agreement shall specify the number of Shares that are subject to the Option.
     (c) Exercise Price. Each Award Agreement shall specify the Exercise Price. The Exercise Price under any Option shall be determined by the Board of Directors in its sole discretion and shall be payable in a form described in the Plan.
     (d) Vesting. Each Award Agreement shall specify the date and events on which all or any installment of the Option shall be vested and nonforfeitable (except as provided in the Plan or the Award Agreement). The vesting and nonforfeitability provisions applicable to any Option shall be determined by the Board of Directors in its sole discretion. Unless otherwise provided in the Award Agreement for a Participant, no vesting of any Option shall occur, and all rights to future vesting of any Option shall cease, upon the termination of Service for any reason.
     (e) Exercisability. Each Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Award Agreement shall be determined by the Board of Directors in its sole discretion.

     (f) Basic Term. The Award Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant. Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option shall expire.
     (g) Termination of Service (Except for Cause). If a Participant’s Service terminates for any reason other than for Cause, and unless otherwise specified in the Award Agreement, then the Participant’s Options shall expire on the earliest of the following occasions:
     (i) The expiration date determined pursuant to Subsection (f) above;
     (ii) The date thirty days (30) after the termination of the Participant’s employment by the Company for any reason other than for Cause;
     (iii) The date of termination of the Participant’s employment by the Company for Cause or if Cause exists on such date; or
     (iv) The date thirty days (30) after the date of the Participant’s voluntary termination of employment with the Company for any reason,
A Participant (or in the case of the Participant’s death or Disability, the Participant’s representative) may exercise all or part of the Participant’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable for vested Shares on or before the date Participant’s Service terminates. All unvested Options shall lapse when the Participant’s Service terminates.
     (h) Termination for Cause. All of a Participant’s Options (including any exercised Options for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately on the date of the Participant’s termination of Service if such termination is for Cause or Cause exists on such date. Should a Participant die at a time when Cause exists but prior to the date Participant’s Service is terminated for Cause, all of the Participant’s Options (including any exercised Options for which Shares have not been delivered to the Participant) shall be cancelled and forfeited immediately as of the date of the Participant’s death.
     (i) No Rights as a Stockholder. A Participant, or a transferee of a Participant, shall have no rights as a stockholder with respect to any Shares covered by the Participant’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise, paying the Purchase Price pursuant to the terms of such Option and satisfying such other conditions as the Board of Directors shall reasonably require.

     (j) Modification, Extension and Assumption of Options. Within the limitations of the plan, the Board of Directors may modify, extend or assume outstanding Options or may provide for the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair the Participant’s rights or increase the Participant’s obligations under such Option.
Section 6. OTHER EQUITY AWARDS
     (a) Restricted Stock.
     (i) The Committee may grant Awards of Restricted Stock under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement. The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion, or a Restricted Stock Award may be awarded as bonus Shares for past services.
     (ii) The Committee shall determine the purchase price, if any, for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. The Award Agreement with respect to such stock award shall set forth the amount (if any) to be paid by the Participant with respect to such Award and when and under what circumstances such payment is required to be made.
     (iii) Except as provided in the applicable Award Agreement, no Shares underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award.
     (iv) If and to the extent that the applicable Award Agreement may so provide, a Participant shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement or by the Committee, any Share received as a dividend on or in connection with a stock split of the Shares underlying a Restricted Stock Award shall be subject to the same restrictions as the Shares underlying such Restricted Stock Award.
     (v) Upon the termination of a Participant ’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Participant shall be subject to the terms and conditions specified in the applicable Award Agreement. Unless otherwise provided in the Award Agreement for a Participant, no vesting of any Restricted Stock shall occur, and all rights to future vesting of any Option shall cease, upon the termination of Service for any reason.
     (b) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants, subject to the following terms and conditions:
     (i) At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards and issuance of Shares underlying such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of performance goals. The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject to compliance with the requirements of Section 409A of the Code.
     (ii) Unless otherwise provided in the applicable Award Agreement or the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Participant, as soon as practicable following the date on which such Award (or any portion thereof) vests, that number of Shares equal to the number of Restricted Stock Units becoming so vested. The Committee may specify that Restricted Stock Units shall be eligible for deferred issuance of the underlying Shares.
     (iii) Subject to compliance with the requirements of Section 409A of the Code, Restricted Stock Units may provide the Participant with the right to receive dividend equivalent payments with respect to Shares actually or notionally subject to the Award, which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Shares, and may be subject to vesting restrictions, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.
     (iv) Upon the termination of a Participant ’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Participant shall be subject to the terms and conditions specified in the applicable Award Agreement.
     (c) Other Stock-based or Cash-based Awards. The Committee is hereby authorized to grant to Participants awards of restricted stock, restricted stock units, stock appreciation rights (i.e., the right to receive, in cash or Shares, on exercise the excess of the Fair Market Value of the Shares underlying the Award over the base price), rights to purchase stock, bonus stock rights, warrants, rights to dividends and dividend equivalents, and other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.
     (d) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.
Section 7. PAYMENT FOR SHARES.
     (a) General Rule. The Purchase Price of Shares issued under the Plan shall be payable in cash or by check at the time when such Shares are purchased, except as otherwise provided in this Section. At a time when the Shares are publicly traded, unless prohibited by the Committee at any time, the payment of the Purchase Price or any applicable withholding requirements may be made through a broker-assisted cashless exercise program or by a Participant’s delivery of Shares that have been held by the Participant for such period of time as the Company may require.
     (b) Cashless Exercise. At the sole discretion of the Board of Directors, payment of all or any portion of the Purchase Price of Shares issued under the Plan and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable upon the exercise of an Award by the number of Shares having a fair market value equal to the Purchase Price.
     (c) Other Methods of Payment for Shares. At the sole discretion of the Board of Directors, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any other method.
Section 8. ADJUSTMENT OF SHARES.
     (a) General. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a combination or consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available under the Plan for future Awards, (ii) the number of Shares covered by each outstanding Award and/or (iii) the Exercise Price of each outstanding Option or Purchase Price of each other outstanding Award under the Plan.
     (b) Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement, without the Participants’ consent, may provide for:
     (i) the continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;
     (ii) the substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;
     (iii) the acceleration of the vesting of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Board of Directors; or
     (iv) the cancellation of all or any portion of such outstanding Awards by a cash payment of the excess, if any, of the fair market value of the Shares subject to such outstanding Awards or portion thereof being canceled over the Purchase Price with respect to such Awards or portion thereof being canceled.
     (c) Reservation of Rights. Except as provided in this Section, neither a Participant nor a Participant’s representative shall have any rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares or Exercise Price or Purchase Price of any Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
Section 9. SECURITIES LAW REQUIREMENTS. The Company shall not be obligated to issue any Shares or Awards under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares under the Plan.
Section 10. DURATION AND AMENDMENTS.
     (a) Term of the Plan. The Plan, as set forth herein, shall become effective on the date specified by the Board of Directors. The Plan shall terminate automatically on the day preceding the tenth anniversary of the most recent increase in Shares under the Plan approved by the Company’s stockholders unless earlier terminated pursuant to Subsection (b) below.
     (b) Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (except as provided in Section 8) which increases the maximum number of Shares issuable to any person or available for issuance under the Plan in the aggregate, shall be subject to the approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of the Plan except as required by applicable law or by any regulation authority, including without limitation of any stock exchange on which the Shares are listed.
     (c) Effect of Amendment or Termination. Any amendment of the Plan shall not adversely affect in any material respect any Participant’s rights under any Award previously made or granted under the Plan without the Participant’s consent. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award granted prior to such termination. The termination of the Plan shall not affect any Awards outstanding on the termination date.
Section 11. DEFINITIONS.
     (a) “Award” shall mean any award granted under this Plan.
     (b) “Award Agreement” shall mean the agreement between the Company and a Participant, which contains the terms, conditions and restrictions pertaining to the Participant’s Award.
     (c) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.
     (d) “Cause” shall mean, as defined in the Participant’s written employment agreement, provided, that if a Participant does not have a written employment agreement, that a Participant:

     (i) committed or engaged in an act of fraud, embezzlement, sexual harassment, dishonesty or theft in connection with Participant’s duties for the Company or any subsidiary of the Company;
     (ii) materially breached or defaulted under Participant’s agreements or obligations under any employment, non-disclosure or similar agreement with the Company or any subsidiary of the Company;
     (iii) is convicted of, or pleas nolo contendre with respect to, an act of criminal misconduct;
     (iv) engaged in an act of incompetence, gross negligence or willful failure to perform Participant’s duties or responsibilities; or
     (v) failed to follow in any material respect a direction or policy of the Board of Directors of the Company.
     (e) “Code” shall mean the Internal Revenue Code of 1986, as amended.
     (f) “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).
     (g) “Company” shall mean Mirion Technologies, Inc. a Delaware corporation.
     (h) “Consultant” shall mean a person who performs bona fide services for the Company or a Subsidiary as a consultant or advisor, excluding Employees and Directors.
     (i) “Director” shall mean a member of the Board of Directors who is not an Employee.
     (j) “Disability” shall mean that the Participant has a physical or mental incapacity or disability which renders Participant unable to render services to the Company pursuant to the terms of such Participant’s written employment agreement, or if Participant does not have a. written employment agreement, pursuant to the normal and customary duties of employment of the Participant, for (A) one hundred eighty (180) days in any twelve (12) month period or (B) for a period of one hundred twenty (120) successive days.
     (k) “Employee” shall mean an individual who is a common-law employee of the Company.
     (l) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

     (m) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Award Agreement.
     (n) “Fair Market Value” shall mean (i) the reported closing price of a Share on such exchange or market as is the principal trading market for such class of stock as of the date of determination or (ii) the fair market value of a Share as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.
     (o) “Incentive Stock Option” shall mean a stock option described in Sections 422(b) or 423(b) of the Code.
     (p) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.
     (q) “Option” shall mean a stock option granted under the Plan and entitling the holder to purchase Shares.
     (r) “Participant” shall mean an individual to whom the Board of Directors has offered an Award.
     (s) “Plan” shall mean this Mirion Technologies, Inc. Amended and Restated 2006 Stock Plan, as may be amended from time time.
     (t) “Purchase Price” shall mean (i) with respect to an Option, the Exercise Price multiplied by the number of Shares with respect to which an Option is being exercised, and (ii) the aggregate consideration for which Shares subject to an Award may be acquired by a Participant.
     (u) “Restricted Stock” means an Award of Shares under the Plan that is subject to certain restrictions and to a risk of forfeiture.
     (v) “Restricted Stock Unit” means a right granted to a Participant under the Plan to receive shares of Stock in the future, with such right subject to certain restrictions and to a risk of forfeiture.
     (w) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
     (x) “Service” shall mean service as an Employee, Director or Consultant. Unless otherwise provided in an Award Agreement, a Participant’s transition in status from or to Employee, Director or Consultant shall not be treated as a termination of Service. Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
     (y) “Share” shall mean one share of Common Stock of the Company, with a par value of $0.001 per Share, or such other stock as may be specified by the Board.
Section 12. MISCELLANEOUS.
     (a) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.
     (b) Modification of Award Agreement for non-U.S. Employees. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Employee resides or is employed, and may establish a subplan under this Plan for such purposes.
     (c) Share Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of the Participant. All certificates for Shares or other securities of the Company or any of its Affiliates delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Shares or other securities are then listed and any applicable laws or rules or regulations, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Shares may be delivered to Participants in book-entry form.